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                                  EXHIBIT 99.2


FOR IMMEDIATE RELEASE                  Contact: Mark H. Johnson
                                                Treasurer, Director of
                                                Investor Relations, Secretary
                                                mjohnson@z-tel.com
                                                (813) 233-4610

                  Z-TEL TECHNOLOGIES, INC. RESPONDS TO LAWSUIT

TAMPA, Fla. - (June 12, 2000) - Z-Tel Technologies, Inc. (Nasdaq/NMS: ZTEL) responded today to a lawsuit brought by PTEK Holdings, Inc. and Premiere Communications, Inc. against Z-Tel, D. Gregory Smith, its Chairman, President and Chief Executive Officer, another executive officer and another director. Z-Tel and the named officers and directors stated that they believe the alleged claims are completely without merit, deny any liability for these claims and intend to defend the suit vigorously. Z-Tel stated that it does not expect this suit to have a material adverse affect on its results or operations.

         Any statements in this press release besides those of historical fact may be forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned, and the Company hereby notes, that actual results could differ materially from those expressed or implied in these forward-looking statements and may be affected by the risk factors described in detail in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission, and in the Company's other filings with the Securities and Exchange Commission, and the fact it is difficult to predict with certainty the outcome of litigation and the amount of damages, if any, that may be assessed against the Company should it not prevail. The Company undertakes no obligation to update or revise any such forward-looking statements.


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ABOUT Z-TEL TECHNOLOGIES, INC.:

         Z-Tel Technologies, Inc. provides consumers bundled local and long distance telephone services combined with enhanced, Internet-based communications features that enable them to manage all of their voice communications needs from any phone, wireless phone, online computer, or compatible wireless PDA. Z-Tel currently sells this bundle as "Z-Line Home Edition" in New York, Texas, Massachusetts and Pennsylvania, and has over 100,000 active subscribers. For more information about this innovative new service or about Z-Tel, please visit the Company's web site at www.z-tel.com.

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